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EXHIBIT 23.2      CONSENT OF PRICEWATERHOUSECOOPERS LLP




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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Provident Bankshares Corporation 2004 Equity Compensation Plan of our report dated January 16, 2002 relating to the financial statements of Provident Bankshares Corporation the year ended December 31, 2001, which appears in the Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statements.


/s/PricewaterhouseCoopers LLP


Baltimore, Maryland
April 29, 2004